EXHIBIT 4.4



       [RESTATED ACCESS ONE COMMUNICATION CORP. 1997 STOCK OPTION PLAN OR

        RESTATED ACCESS ONE COMMUNICATIONS CORP. 1999 STOCK OPTION PLAN]

                        INCENTIVE STOCK OPTION AGREEMENT


To:                                                  (the "Optionee")
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Exercise Price:  $
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Date of Grant:
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         The Optionee is hereby granted in connection with Optionee's employment with Talk.com Inc., or any subsidiary or affiliate thereof (collectively, the "Company" where the context so requires), an option (the "Option"), effective as of the Date of Grant set forth above (the "Date of Grant"), to purchase ________ shares of common stock of Company, $.01 par value (the "Common Stock"), at the exercise price shown above. It is the intention of the Company and the Optionee that the Option shall be an "incentive stock option" as that term is used in section 422 of the Internal Revenue Code (the "Code"). If the Option granted hereunder fails to qualify as an incentive stock option for any reason, then the Option, or portion thereof that does not so qualify, shall be treated as a non-qualified stock option.

         The Option is granted pursuant to the terms of the [Restated Access One Communications Corp. 1997 Stock Option Plan or Restated Access One Communications Corp. 1999 Stock Option Plan] (the "Plan"), a copy of which has been furnished to the Optionee and the terms of which are incorporated herein by reference. Unless otherwise indicated, whenever capitalized terms are used herein, they shall have the meanings set forth in the Plan.

         The Option is granted in substitution of the incentive stock option granted to the Optionee on the Date of Grant, covering ________ shares of common stock of Access One Communications Corp. ("Access One"), at an exercise price of $ _____ per share, pursuant to the Company's acquisition of Access One and the Company's becoming the successor sponsor of the Plan.

                  1. Vesting. Subject to Sections 3 and 8, the Option shall vest and become exercisable in full on August 9, 2000; provided, however, that the Optionee shall be entitled to sell or otherwise transfer only the shares of Common Stock acquired by the Optionee upon exercise of the Option in accordance with the following schedule:

                           (i) ______ shares of Common Stock may be sold or transferred on or after the first anniversary of the Date of Grant, and

                           (ii) an additional _______ shares of Common Stock may be sold or transferred on or after the second anniversary of the Date of Grant, and

                           (iii) an additional _______ shares of Common Stock may be sold or transferred on or after the third anniversary of the Date of Grant;

                  provided, further, however, that notwithstanding anything contained in this Section 1 to the contrary, the Optionee may sell or transfer any or all of the shares of Common Stock acquired by the Optionee upon the exercise of the Option on or after August 9, 2001.

         2. Incentive Stock Option Limitation. Pursuant to section 422(d) of the Code, to the extent the aggregate Fair Market Value of shares of Common Stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year under all plans of the Company and its subsidiaries exceeds $100,000, such options shall be treated as non-qualified stock options (according to the order in which they were granted).

         3.       Option Term and Expiration.

                  3.1 Option Term. The Option may be exercised, to the extent that it is vested pursuant to Section 1 hereof, during the Option Term, unless earlier terminated upon Optionee's termination from employment with the Company as provided in Section 3.2 below. For purposes hereof, the "Option Term" shall commence on the Date of Grant and shall expire on the tenth anniversary thereof. Upon the expiration of the Option Term, to the extent unexercised, the Option shall terminate and be of no further force or effect.

                  3.2      Expiration upon Termination of Employment.

                  (a) Cause. Subject to Section 3.1 above, if the Optionee's employment with the Company is terminated by the Company for Cause, the Option shall automatically expire at the commencement of business as of the date of such termination.

                  (b)      Retirement,  Disability or Death. Subject to Sections
3.1 and 8, if the Optionee's employment with the Company is terminated on account of the Optionee's Retirement, Disability or death, the Option shall: (i) to the extent exercisable at the time of such termination, remain exercisable until the expiration of their term; and (ii) to the extent not exercisable at the time of such termination, expire at the close of business on the date of such termination. Generally, the effect of exercising any Incentive Stock Option on a day that is more than 3 months after the date of such termination (or, in the case of a termination of employment on account of Disability, on a day that is more than one year after the date of such termination) will be to cause such Incentive Stock Option to be treated as a Non-Qualified Stock Option.

                  (c) Other than Cause, Retirement, Disability or Death. Subject to Sections 3.1 and 8, if the Optionee's employment with the Company is terminated for any reason other than for Cause by the Company or on account of the Optionee's Retirement, Disability or death, the Option shall: (i) to the extent exercisable at the time of such termination, remain exercisable following such termination for a period of 3 months; and (ii) to the extent not exercisable at the time of such termination, expire at the close of business on the date of such termination.

         4. Exercise. The Optionee may exercise the Option, in whole or in part, in whole shares only, by giving written notice to the Secretary of the Company accompanied by payment of the exercise price for the total number of shares the Optionee specifies that the Optionee wishes to purchase. The payment may be in any combination of the following forms: (a) cash, by certified check, bank cashier's check or wire transfer; (b) subject to the approval of the Committee, in shares of Common Stock owned by the Optionee and valued at such shares' Fair Market Value on the date of such exercise; (c) subject to the approval of the Committee, pursuant to a "cashless exercise" made in accordance with the Plan; or (d) by such other methods as the Committee may approve from time to time. Any payment in shares of Common Stock shall be effected by the delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require from time to time.

         5. Adjustments. Adjustments to the Option upon changes in Common Stock shall be made in accordance with Section 11 of the Plan.

         6. Option Not Transferable. This Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee, except by will or laws of descent and distribution, and during the Optionee's life, may only be exercised by the Optionee. Any attempt to effect a transfer of this Option that is not otherwise permitted by the Committee, the Plan, or this agreement shall be null and void.

         7. Registration. The Company agrees to use commercially reasonable efforts to file a Form S-8 and register the shares issuable upon the exercise of the Options contemplated herein under the Securities Act of 1933 and any applicable state securities registration requirements and to cause such shares to be listed on NASDAQ (if such shares are not already listed or so registered).

         8. Securities Laws Restrictions. The sole purpose of the agreements, warranties, representations and legend set forth in this Section 8 is to prevent violations of the Securities Act of 1933, as amended, and any applicable state securities laws. The Company reserves the right not to deliver to the Optionee the shares purchased by virtue of the exercise of the Option during any period of time in which the Company deems, in its sole discretion, that such would violate a federal, state, local or securities exchange rule, regulation or law.

                  8.1 Condition Upon Exercise. Notwithstanding anything to the contrary contained herein, the Option is not exercisable without the consent of the Company until all the following events occur and during the following periods of time:

                           (a)      Until the Option and the optioned shares are
approved and/or registered with such federal, state and local regulatory bodies or agencies and securities exchanges as the Company may deem necessary or desirable; or

                           (b)      During  any  period  of  time in  which  the
Company deems that the exercisability of the Option, the offer to sell the shares optioned hereunder, or the sale thereof, may violate a federal, state, local or securities exchange rule, regulation or law, or may cause the Company to be legally obligated to issue or sell more shares than the Company is legally entitled to issue or sell; or

                           (c)      Until the Optionee has paid or made suitable
arrangements to pay: (i) all federal, state and local income tax required to be withheld by the Company in connection with the Option exercise; and (ii) the Optionee's portion of other federal, state and local payroll and other taxes due in connection with the Option exercise.

                  8.2 Impact of Non-registration. The following two paragraphs shall be applicable if, on the date of exercise of the Option, the Common Stock to be purchased pursuant to such exercise has not been registered under the Securities Act of 1933, as amended, and under applicable state securities laws, and shall continue to be applicable for so long as such registration has not occurred:

                           (a)      The  Optionee  hereby  agrees,  warrants and
represents that the Optionee will acquire the Common Stock to be issued hereunder for the Optionee's own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of such shares, except as hereafter permitted. The Optionee further agrees that the Optionee will not at any time make any offer, sale, transfer, pledge or other disposition of such Common Stock to be issued hereunder without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company to the effect that the proposed transaction will be exempt from such registration. The Optionee shall execute such instruments, representations, acknowledgments and agreements as the Company may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or securities exchange rule, regulation or law.

                           (b)      The  certificates  for  Common  Stock  to be
issued to the Optionee hereunder shall bear the following legend:

                                    "The shares  represented by this certificate
                                    have   not   been   registered   under   the
                                    Securities Act of 1933, as amended, or under
                                    applicable state securities laws. The shares
                                    have been  acquired for  investment  and may
                                    not be offered, sold,  transferred,  pledged
                                    or   otherwise   disposed   of   without  an
                                    effective  registration  statement under the
                                    Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from such registration."

The foregoing legend shall be removed upon registration of the legended shares under the Securities Act of 1933, as amended, and under any applicable state laws or upon receipt of any opinion of counsel acceptable to the Company that said registration is no longer required.

         9. Withholding of Taxes. In accordance with Section 15 of the Plan, the Company may, in its discretion, withhold from any amounts due and payable by the Company to the Optionee (or secure payment, in cash or in shares of Common Stock, from the Optionee in lieu of withholding) the amount of any federal or state withholding or other taxes, if any, due from the Company with respect to the exercise of the Option, and the Company may defer such issuance until such withholding or payment is made unless otherwise indemnified to its satisfaction with respect thereto.

         10. Disqualifying Disposition. If shares acquired by exercise of the Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Optionee upon exercise, the Optionee shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

         11.      No Rights as Shareholder or Continued Employment.

                  11.1 No Right as Shareholder. The Optionee shall not have any privileges of a shareholder of the Company with respect to any shares of Common Stock subject to (but not acquired upon valid exercise of) the Option, nor shall the Company have any obligation to pay any dividends or otherwise afford any rights to which shares of Common Stock are entitled with respect to such shares of Common Stock covered by the Option, until the date of the issuance to the Optionee of a stock certificate evidencing such shares.

                  11.2 No Right to Continued Employment. Nothing in the Option shall confer upon the Optionee any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate the Optionee's employment at any time.

         12.      Miscellaneous Provisions.

                  12.1 Notices. All notices, requests and demands to or upon a party hereto shall be in writing and shall be deemed to have been duly given when delivered by hand or three days after being deposited in the mail, postage prepaid or, in the case of facsimile notice, when received, addressed as follows or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                           (a)      If to the Company, to the following address:

                                    Talk.com Inc.
                                    6805 Route 202
                                    New Hope, PA  18938
                                    Attn: Secretary
                                    Facsimile: (215) 862-1960


                           (b) If to the Optionee, to the address or facsimile number as shown on the signature page hereto.

                  12.2 Amendment. This Option agreement and the Plan constitutes the entire understanding between the Company and the Optionee with respect to the subject matter hereof. This Option agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending the Option.

                  12.3 Governing Law. Jurisdiction over disputes with regard to the validity, construction and effect of this Option agreement, and all actions taken or relating to the Option, shall be exclusively in the courts of the State of Delaware, and the Option agreement shall be construed and interpreted in accordance with and governed by the laws of the State of Delaware, other than the conflict of laws provisions of such laws.

                  12.4 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Option agreement.

                  12.5 Construction. Notwithstanding any provisions herein to the contrary, the Board and the Committee shall have plenary authority to interpret the Option agreement, prescribe, amend and rescind rules and regulations relating to it, and make all other determinations deemed necessary or advisable for the administration and/or exercise of the Option. Any such determination by the Board or Committee shall be final and conclusive on all persons.

         Please sign this copy of the Option agreement and return it to the Company's Secretary, thereby indicating your understanding of and agreement with its terms and conditions.


                                       TALK.COM INC.


                                       By:
                                          -------------------------------------
                                           Aloysius T. Lawn IV
                                           Executive Vice President-General
                                           Counsel and Secretary

I hereby acknowledge receipt of a copy of the foregoing Option agreement and, having read it, hereby signify my understanding of, and my agreement with, its terms and conditions.



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Optionee                                      Date


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Address


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Facsimile